FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2006

TELEPHONE AND DATA SYSTEMS, INC.
(Exact name of registrant as specified in their charter)

Delaware	001-14157	36-2669023
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 North LaSalle Street, Suite 4000, Chicago, Illinois	60602
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (312) 630-1900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition

The disclosures under Item 8.01 — Other Matters below are incorporated by reference herein.

The information in this Item 2.02 of Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 8.01. Other Matters.

On November 13, 2006, Telephone and Data Systems, Inc. (“TDS”) issued a news release disclosing certain ranges for its previously disclosed restatement and that it had filed a Form 12b-25 with the Securities and Exchange Commission (“SEC”) with respect to its Quarterly Report on Form 10-Q (“Form 10-Q”) for the period ended September 30, 2006.  A copy of the news release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The Form 10-Q for the period ended September 30, 2006 was due on November 9, 2006.  Although TDS has extended such date to November 14, 2006 by filing Form 12b-25 with the SEC, the Form 10-Q will not be completed by the extended deadline of November 14, 2006. Accordingly, TDS’s Form 10-Q for the quarter ended September 30, 2006 will not be filed on a timely basis. TDS expects to file the Form 10-Q as promptly as possible.

TDS has previously disclosed the certain matters relating to such late filing and the restatement in its Form 8-K dated November 6, 2006.

Item 9.01.  Financial Statements and Exhibits

(d)       Exhibits:

In accordance with the provisions of Item 601 of Regulation S-K, any Exhibits filed or furnished herewith are set forth on the Exhibit Index attached hereto.

Attached as Exhibit 99.2 is a safe harbor cautionary statement under the Private Securities Litigation Reform Act of 1995.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on their behalf by the undersigned, thereto duly authorized.

Telephone and Data Systems, Inc.

(Registrant)

Date:   November 13, 2006

By:	/s/ D. Michael Jack
D. Michael Jack
Senior Vice President and Corporate Controller

EXHIBIT INDEX

The following exhibits are filed or furnished herewith as noted below.

Exhibit
No.	Description
99.1	Press Release dated November 13, 2006

99.2	Private Securities Litigation Reform Act of 1995 Safe Harbor Cautionary Statement